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                                                                    EXHIBIT 11.1

                      DRYPERS CORPORATION AND SUBSIDIARIES

             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

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
                              THREE MONTHS ENDED JUNE  SIX MONTHS ENDED JUNE
                                        30                       30
                              -----------------------  -----------------------
                                 1996        1997         1996        1997
                              ----------- -----------  ----------  -----------
Income (loss) before
 extraordinary item.......... $       348 $     2,183  $   (2,571) $     4,156
Extraordinary item...........          --      (7,769)         --       (7,769)
                              ----------- -----------  ----------  -----------
Net income (loss)............         348      (5,586)     (2,571)      (3,613)
Preferred stock dividend.....         165         168         220          336
                              ----------- -----------  ----------  -----------
Net income (loss) available
 to common stockholders...... $       183 $    (5,754) $   (2,791) $    (3,949)
                              =========== ===========  ==========  ===========
Weighted average number of
 shares of common stock......  15,649,450  16,740,745   6,635,401   16,789,261
Common stock equivalents.....     346,275   2,267,298          --    2,267,928
                              ----------- -----------  ----------  -----------
Weighted average number of
 shares of common stock and
 common stock equivalents....  15,995,725  19,008,673   6,635,401   19,057,189
                              =========== ===========  ==========  ===========
Net income (loss) per share
 of common stock and common
 stock equivalents--
  Before extraordinary item.. $       .02 $       .12  $     (.42) $       .22
  Extraordinary item.........          --        (.41)         --         (.41)
                              ----------- -----------  ----------  -----------
Net income (loss)............ $       .02 $      (.29) $     (.42) $      (.19)
                              =========== ===========  ==========  ===========
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